Exhibit 3.6

BC Registry Services
BRITISH COLUMBIA

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 13, 2018 01:42 PM Pacific Time

Incorporation Number: C0867178

Recognition Date and Time: Continued into British Columbia on November 25, 2009 03:15 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

STELLAR BIOTECHNOLOGIES, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1055 WEST GEORGIA STREET
1500 ROYAL CENTRE, P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Page: 1 of 3

DIRECTOR INFORMATION Last Name, First Name, Middle Name: OAKES, FRANK R. Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Last Name, First Name, Middle Name: Hill, David Louis Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Last Name, First Name, Middle Name: Che, Tessie Mary Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Last Name, First Name, Middle Name: Aghib, Deborah F. Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Last Name, First Name, Middle Name: Chun, Paul Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Last Name, First Name, Middle Name: MORSE, DANIEL E. Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Page: 2 of 3

Last Name, First Name, Middle Name: Sampat, Mayank Dwarkadas Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Last Name, First Name, Middle Name: Olson, Charles V. Mailing Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES Delivery Address: 332 E. SCOTT STREET PORT HUENEME CA 93041 UNITED STATES RESOLUTION DATES: Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: March 27, 2018 AUTHORIZED SHARE STRUCTURE 1. No Maximum Common Shares Without Par Value Without Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 2. No Maximum Preferred Shares Without Par Value With Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Page: 3 of 3